ARTICLES OF INCORPORATION
                                      OF
                               SUN SEEKERS CORP.

     THE UNDERSIGNED, Harvey Carnicle, acting as incorporator under the Utah Revised Business Corporation Act, adopt the following Articles of
Incorporation for such Corporation:

                                   ARTICLE I
                                      NAME

     The name of the corporation is Sun Seekers Corp.

                                   ARTICLE II
                                    DURATION

     The duration of the corporation is perpetual.

                                   ARTICLE III
                                     PURPOSES

     The specific purpose for which the corporation is organized is to own and operate tanning salons. The corporation shall also have power to -
(a) To engage in any and all activities as may be reasonably related to the foregoing and following purposes.
(b) To purchase, own and develop real and personal property, to enter into leases, contracts and agreements, to open bank accounts and to conduct financial transactions.
(c) To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing, or which would contribute to accomplishment of the expressed purposes of the corporation.
(d) To engage in any other lawful acts not prohibited by the laws of Utah or any other jurisdiction in which the corporation may do business.

                                    ARTICLE IV
                                      CAPITAL

     The corporation shall have authority to issue One Thousand (1,000) shares of stock which stock shall be of one class only which shall be common voting stock. The common stock shall have unlimited voting rights provided in the Utah Revised Business Corporation Act.

     None of the shares of the corporation shall carry with them the pre-emptive right to acquire additional or other shares of the corporation. There shall be no cumulative voting of shares.
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                                    ARTICLE V
                           INDEMNIFICATION OF DIRECTORS

     None of the shareholders or directors of the corporation shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation.

                                  ARTICLE VI
                                   BY-LAWS

     Provisions for the regulation of the internal af f airs of the corporation not provided f or in these Articles of Incorporation shall be set forth in the By-Laws.

                                ARTICLE VII
                        REGISTERED OFFICE AND AGENT

     The address of the corporation's initial registered office shall be 431 South 3rd East, Salt Lake City, Utah 84111. The corporation's initial registered agent at such address shall be Harvey Carnicle.

     I hereby acknowledge and accept appointment as corporation registered agent: /s/ Harvey Carnicle

                                ARTICLE VIII
                                INCORPORATOR

     The identity and address of the incorporator is:
            Harvey Carnicle
            431 South 3rd East, Suite 200
            Salt Lake City, Utah 84111

     The aforesaid incorporator shall constitute the initial Board of Directors of the corporation and shall act as such until the corporation shall have conducted its organizational meeting.

                                     /s/ Harvey Carnicle
                                     Harvey Carnicle

     IN WITNESS WHEREOF, I, Harvey Carnicle, have executed these Articles of Incorporation in duplicate this 20th day of January, 1995, and say:
That I am the sole incorporator herein; that I have read the above and foregoing Articles of Incorporation; that I know the contents thereof , and that the same are true to the best of my knowledge and belief, excepting as to matters therein alleged on information and belief, and as to those matters I believe them to be true.


                                     /s/ Harvey Carnicle
                                     Harvey Carnicle


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